                  ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE

                  C & F DEVELOPMENT ASSOCIATES, LLC, AS SELLER
                                       AND
                             SERIES C, LLC, AS BUYER

      ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Agreement of Purchase and Sale ("Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

      DATE OF AGREEMENT: August 2, 2005; amended August 12, 2005 and August 31,
                         2005

      ORIGINAL BUYER:    Series C, LLC

      ASSIGNED TO:       Cole TS Parkersburg WV, LLC

      PROPERTY ADDRESS:  101 Tara Lane, Parkersburg, West Virginia

      ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

      ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

      Executed this 23rd day of September, 2005.

ASSIGNOR:                                  ASSIGNEE:

SERIES C, LLC                              COLE TS PARKERSBURG WV, LLC

                                           By:  Cole REIT Advisors II, LLC
By: /s/ John M. Pons                            its Manager
    -----------------
    John M. Pons
    Authorized Officer

                                           By: /s/ John M. Pons
                                               -------------------
                                               John M. Pons
                                               Senior Vice President

                         AGREEMENT OF PURCHASE AND SALE

      This Agreement of Purchase and Sale ("Agreement") is entered into effective the 2nd day of August, 2005, among C & F DEVELOPMENT ASSOCIATES, LLC, a West Virginia limited liability company ("Buyer"), SERIES C, LLC, an Arizona limited liability company ("Buyer"), and Fidelity National Title Insurance Company ("Escrow Agent").

                                    RECITALS:

      A. Seller is the owner of approximately 2.966 acres of land (the "Land") located at the intersection of U.S. Route 14 and Pike Street near I-77, Parkersburg, WV, and more particularly described on Exhibit "A" attached hereto.

      B. Seller is the landlord under that certain lease (the "Lease") dated November 12, 2004, between Seller, as landlord, and Tractor Supply Company, a Delaware corporation ("Tenant"), whereby Seller shall construct a Tractor Supply store on the Land to be occupied by Tenant.

      C. Seller desires to sell the Land and assign its interest in the Lease, and Buyer desires to purchase the Land and assume Seller's interest in the Lease, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, and in consideration of the foregoing recitals, the mutual benefits to be gained by the performance hereof, Seller, Escrow Agent and Buyer hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings ascribed to them. Other terms are defined in the section of this Agreement to which such terms relate.

      "Building" shall mean a Tractor Supply building consisting of approximately 21,688 rentable square feet, built in accordance with the Construction Documents and constructed in a good and workmanlike manner, acceptable to the Tenant.

      "Certificate of Completion" shall mean a Certificate of Completion executed by Seller's general construction contractor certifying that the Building has been completed in substantial accordance with the Construction Documents.

      "Certificate of Occupancy" shall mean a Certificate of Occupancy, or its equivalent, issued by the applicable governmental authority, allowing the Tenant to open for business to the public at the Project.

      "Closing" means the closing of the purchase and sale hereunder, as described in Article V of this Agreement.

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

      "Closing Date" shall mean the actual date that Buyer and Seller consummate the transactions contemplated hereby and fulfill their respective obligations hereunder.

      "Construction Documents" shall mean the final plans and specifications with respect to construction of the Building in accordance with the terms of and as required by the Lease.

      "Contracts" shall mean all of Seller's interest, to the extent transferable, in all permits, licenses, warranties, contractual rights and intangibles (including rights to the name of the improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Project.

      "Due Diligence Period" shall mean the period of time commencing on the date of this Agreement and ending on the 22nd calendar day after the date of this Agreement.

      "Earnest Money" shall mean all amounts deposited with Escrow Agent pursuant to Section 2.2 of this Agreement, together with all interest accrued thereon.

      "Improvements" shall mean all improvements and fixtures on the Land.

      "Land" is defined in the recitals hereto.

      "Lease" is defined in the recitals hereto.

      "Parties" means Buyer, Seller and Escrow Agent.

      "Permitted Exceptions" shall mean the lien of taxes and assessments not yet due and payable, easements, covenants and restrictions of record approved or deemed approved by Buyer pursuant to the terms hereof.

      "Personal Property" shall mean Seller's interest, if any, in any equipment, machinery and personal property located on or used in connection with the Land and/or the Building.

      "Project" shall mean the Land, the Building, the Improvements, the Contracts and the Personal Property.

      "Purchase Price" shall mean Three Million Two Hundred Fifty Nine Thousand Two Hundred Forty Three and No/100 ($3,259,243.00) Dollars.

      "State" shall mean the State of West Virginia.

      "Survey" shall be defined in Article III of this Agreement.

      "Tenant" is defined in the recitals hereto.

      "Title Company" shall mean Escrow Agent, as such term is defined in the introductory paragraph hereof.

      "Transfer Documents" shall mean the Deed, the Assignment of Lease, the Bill of Sale and the Assignment Agreement (each, as defined in Section 5.3 hereof), in a form reasonably acceptable to Seller and Buyer.

                                   ARTICLE II
                       PURCHASE AND SALE AND EARNEST MONEY

      2.1 Purchase and Sale. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter provided, the Project for the Purchase Price, in immediately available funds to be paid by Buyer on the Closing Date.

      2.2 Earnest Money. Within five business days after the date of this Agreement, Buyer shall deliver a deposit of Earnest Money in the amount of $40,000.00 to the Escrow Agent. The Earnest Money shall thereafter be held by the Escrow Agent in accordance with this Agreement. If the purchase and sale hereunder is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be credited against the Purchase Price at the Closing. In all other events, the Earnest Money shall be disposed of by the Escrow Agent as herein provided.

                                   ARTICLE III
                                   INSPECTION

      3.1 Delivery of Documents. Seller shall, to the extent the same are in Seller's possession or the possession of Seller's agents, provide Buyer with true, accurate, and complete copies of the following: (a) a copy of Seller's existing boundary survey; (b) a copy of the Lease; (c) a copy of permits from the governmental agencies approving the construction of the Project; (d) environmental reports with respect to the Land; (e) any appraisals prepared in connection with the Project; (f) Construction Documents applicable to the Project; and (g) a copy of Seller's existing title insurance policy together with any easements, covenants, or restrictions placed against the Land subsequent to the date of such title insurance policy.

      3.2 Inspection. Buyer may, in its sole and absolute discretion for any reason or for no reason, terminate this Agreement and receive an immediate return of the Earnest Money unless on or before the expiration of the Due Diligence Period, Buyer has determined, to Buyer's sole satisfaction, that the Project is suitable for Buyer's purposes in all respects. Unless Buyer notifies Seller prior to the expiration of the Due Diligence Period that the Project is suitable to Buyer in all respects, the Earnest Money shall promptly be returned to Buyer and neither party shall have further obligations to the other. Failure by Buyer to deliver such notice to Seller prior to the expiration of the Due Diligence Period shall be deemed to be Buyer's election to terminate the Agreement.

      3.3 Buyer's Access to the Project. Seller agrees to permit Buyer's agents reasonable access to the Project during the Due Diligence Period for the purposes of conducting engineering and feasibility studies and tests, provided that such studies and tests do not result in any material damage to the present character or topography of the Project. Buyer agrees to indemnify, defend and hold harmless Seller from any liens, claims, loss, damages, injury to persons or damage to Project, including improvements, located on the Project, and attorneys' fees directly arising from Buyer's inspections, testing and exercise of its right of access to the Project. Buyer will restore the Project to the same condition after its inspections or testing has been completed as it was prior to said inspections/testing.

      3.4 Title Commitment. During the Due Diligence Period, Buyer shall obtain a current, effective commitment (the "Title Commitment") for an ALTA extended coverage

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

owner's title insurance policy issued by the Title Company, in the amount of the Purchase Price with Buyer as the proposed insured (the "Owner's Policy"), and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment.

      3.5. Survey. During the Due Diligence Period, Buyer may obtain a current survey of the Property (the "Survey"). In no event shall Seller be required to obtain any new survey or update any existing survey of the Property, or provide a survey affidavit or other similar document to any party.

      3.6. Title and Survey Review and Cure. (a) Upon its receipt of the Title Commitment and Survey, Buyer shall deliver copies thereof to Seller and during the Due Diligence Period may notify Seller of any title objections it may have. Seller shall have ten (10) business days from its receipt of such notice to respond to Buyer that it (a) will cure or otherwise remove such title objections prior to Closing or (b) that it will not cure or otherwise remove such title objections. Should Seller elect to proceed under clause (a) but shall not able to obtain such removal or cure prior to Closing despite its good faith efforts to do so, Seller shall be entitled to extend the Closing for a reasonable period of time (not to exceed thirty (30) days) in which to complete such cure. Should Seller elect to proceed under clause (b), Buyer shall have shall have five (5) business days from its receipt of Seller's notice that it has elected to proceed under clause (b) hereof, or until the end of the Due Diligence Period, whichever is later, to notify Seller whether it will (a) terminate this Agreement and receive a prompt return of the Earnest Money or (b) proceed under this Agreement to Closing, without reduction or abatement of the Purchase Price. Seller's lack of response shall be deemed to be Seller's notice that Seller has elected to proceed under clause (b) hereof. Buyer's notice that the Project is suitable made under Section 3.2 hereof shall be deemed an acceptance by Buyer of all matters related to the title of the Land existing prior to the date of the Title Commitment.

      (b) In the event the Title Commitment is amended to include new exceptions that are not set forth in a prior version of the Title Commitment, Buyer shall have until the later of (i) the expiration of the Due Diligence Period, or (ii) the date seven (7) days after Buyer's receipt of the amended Title Commitment and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money or to provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections. If Seller serves notice to Buyer that Seller does not intend to remove such new exceptions and objections before Closing, Buyer shall, within ten (10) days thereafter, notify Seller and Escrow Agent in writing of Buyer's election to either (i) terminate this Agreement, whereupon the Earnest Money shall be returned to Buyer and all obligations shall terminate, or (ii) Buyer may waive such objections and the transaction shall close as scheduled. If written notice of objection to such new exceptions or requirements is not timely given by Buyer to Seller pursuant to this Section 3.6(b), then Buyer shall be deemed to have objected to all such new objections or requirements.

      3.7. Title and Survey Costs. Buyer shall pay any and all costs related to the Title Commitment and Owner's Policy. Buyer shall pay any and all costs related to the Survey.

      3.8. Confidentiality. Neither Buyer nor Seller shall make public announcement or disclosure of any information related to this Agreement to outside brokers or third parties including tax assessors before the Closing without the prior written specific consent of the other; provided, however, that either may make disclosure of this Agreement to its attorneys, lenders, contractors, creditors, officers, employees and agents as necessary to perform its obligations and conduct investigations hereunder. The provisions of this section shall survive termination of this Agreement for twelve (12) months.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      4.1 Seller's Representations and Warranties. In order to induce Buyer to enter into this Agreement, Seller represents and warrants to Buyer that:

            (a) Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of West Virginia and has all requisite right, power and authority to execute, deliver and perform this Agreement;

            (b) This Agreement has been duly authorized for execution, delivery and performance by Seller, has been duly executed and delivered by Seller, and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;

            (c) There is no pending or threatened litigation, condemnation or similar proceeding affecting the Project or any part thereof, nor to the best knowledge and belief of Seller is any such proceeding or assessment contemplated by any governmental authority;

            (d) Except for Tenant, there are no parties in possession of any portion of the Land as lessees, tenants at sufferance, licensees, or trespassers and no person or entity has any right or option to lease, purchase, occupy, or possess all or any part of the Project or any interest therein;

            (e) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code;

            (f) To the knowledge of Seller and except as disclosed in the environmental report delivered to Buyer, the Land does not contain any hazardous wastes, hazardous substances or materials, toxic materials, or the like, as defined or designated in any federal, state, or local law or environmental statute, regulation, or ordinance, including asbestos, nor does the Land contain any environmental hazard under any local, state, or federal laws or regulations applicable to the Land;

            (g) To Seller's knowledge, no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Project by any person, authority or agency having jurisdiction;

            (h) Seller will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Project, or any portion thereof, or its potential use, and, to Seller's knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

            (i) Except for any item to be prorated at Closing in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Project up to Closing shall be paid in full by Seller;

            (j) All general real estate taxes, assessments and personal property taxes that have become due with respect to the Project (except for those that will be prorated at Closing) have been paid or will be so paid by Seller prior to Closing;

            (k) From the date hereof until Closing or the earlier termination of this Agreement, Seller shall (i) operate and maintain the Project in a manner generally consistent with the manner in which Seller has operated and maintained the Project prior to the date hereof, and shall perform in all material respects, its obligations under the Lease, (ii) not, without Buyer's written consent which shall not be unreasonably withheld, amend, modify or waive any material rights under the Lease, and (iii) maintain the existing or comparable insurance coverage, if any, for the Improvements which Seller is obligated to maintain under the Lease;

            (l) To Seller's actual knowledge, except as disclosed in any environmental report delivered to Buyer, there is not now, nor has there ever been, on or in the Project underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment. Seller hereby assigns to Buyer, effective as of Closing, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Project (including Hazardous Materials released on the Project prior to Closing and continuing in existence on the Project at Closing);

            (m) Should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 4.1 after the date hereof and prior to Closing, Seller will immediately notify Buyer of the same in writing; and

            (n) All representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and Closing for a period of two (2) years. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive Closing for a period of two (2) years.

      4.2 Buyer's Representations and Warranties. In order to induce Seller to enter into this Agreement, Buyer represents and warrants to Seller that:

            (a) Buyer is duly formed, validly existing and in good standing under the laws of its state of organization and has all requisite right, power and authority to execute, deliver and perform this Agreement;

            (b) This Agreement has been duly authorized for execution, delivery and performance by Buyer, has been duly executed and delivered by Buyer, and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms;

            (c) There is no pending or threatened litigation or similar proceeding affecting the Buyer, nor to the best knowledge and belief of Buyer is any such proceeding or assessment contemplated;

            (d) should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to Closing, Buyer will promptly notify Seller of the same in writing; and

            (e) All representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and Closing for a period of two (2) years. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees, if awarded by a court of law, which Seller may incur, by reason of any material misrepresentation by Buyer or any material breach of any of Buyer's warranties. Buyer's indemnity and hold harmless obligations shall survive Closing for a period of two (2) years.

      4.3 Intentionally Omitted.

      4.4 "AS IS, WHERE IS" Purchase. In recognition of the fact Buyer will have conducted its own due diligence and thoroughly inspected the Project prior to electing to proceed to Closing pursuant to this Agreement, including the Project's physical, environmental, operational and structural aspects, it is expressly understood and agreed that Seller has not made, and shall not be deemed to have made, except as expressly set forth in Section 4.1 of this Agreement, any warranties or representations, expressed or implied, and Seller shall not have any liability to Buyer, except in connection with a breach of any representation or warranty set forth in Section 4.1, with respect to any aspect of the Project or its condition, including specifically but without limitation as to (a) area, design, construction, maintenance, operation, value, profitability or marketability or (b) the condition of the Project relating to health, safety, zoning, environmental conditions or access for persons with disabilities, or (c) the status of the Project regarding compliance with any legal requirements. Further, it is expressly understood and agreed that, if Buyer elects to purchase the Project, Buyer will acquire the Project in its "AS IS, WHERE IS" condition, and that, except as expressly set forth in Section 4.1, any other warranty or representation, express or implied, including specifically but without limitation, any WARRANTY OF MERCHANTABILITY and WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE are hereby expressly EXCLUDED and NEGATED. The provisions of this Paragraph shall survive the Closing of the sale of the Project to Buyer for the full term of any applicable statute of limitations.

                                    ARTICLE V
                                     CLOSING

      5.1. Buyer's Conditions Precedent. It is a condition precedent to the performance by Buyer of Buyer's obligations hereunder that, on or before the Closing Date, the following conditions precedent be satisfied:

            (a) Seller shall have completed construction of the Project in substantial accordance with the Construction Documents, as evidenced by delivery of a Certificate of Completion;

            (b) Seller shall have delivered to Buyer a Certificate of Occupancy;

            (c) Tenant shall have accepted delivery of the Project and the "Commencement Date", as defined in the Lease, shall have occurred, as evidenced by Seller's delivery of an Estoppel Certificate naming Buyer (or its designee) and Wachovia Bank, National Association as addressees, which Estoppel Certificate must be reasonably acceptable to Buyer, in Tenant's standard form, without any punch list items remaining, executed by Tenant pursuant to Section 26 of the Lease (the "Estoppel Certificate");

            (d) The issuance of the Owner's Policy (or a written commitment therefore) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

            (e) The deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;

            (f) The deposit with Escrow Agent of an executed final lien waiver by the general contractor, an executed affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from the Owner's Policy;

            (g) The delivery by Seller to Escrow Agent, for delivery to Buyer at Closing, of the executed original Transfer Documents;

            (h) Omitted.

            (i) Delivery to Buyer of originals of the Lease and the Contracts, if any, in the possession of Seller or Seller's agents and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Project;

            (j) All representations and warranties of Seller hereunder shall continue to be true and correct;

            (k) Delivery by Seller to Escrow Agent of a subordination, non-disturbance and attornment agreement, in the form attached to the Lease, for the benefit of Wachovia Bank, National Association, executed by Tenant (the "SNDA"); and

            (l) No material adverse change has occurred with respect to the Project since the expiration of the Due Diligence Period.

      5.2 Closing. Closing shall occur on or before 5:00 p.m. MST on the fifteenth (15th) day after the Commencement Date under the Lease (if such day falls on a Saturday, Sunday, or federal holiday, then Closing shall occur on the next such day that is not a Saturday, Sunday, or federal holiday). If the Closing is extended beyond November 1, 2005 because Seller has failed to satisfy the items in Section 5.1, then Buyer shall have the option of canceling this transaction, receiving a prompt return of the Earnest Money and neither party shall have any further obligation to the other. Buyer may extend the Closing Date for up to an additional twenty (20) days upon delivery of written notice to extend the Closing Date to Escrow Agent prior to the original Closing Date and by depositing an additional Fifty Thousand and no/100 Dollars ($50,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any

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additional earnest money deposited with Escrow Agent pursuant to this Section
5.2 shall be added to and become a part of the Earnest Money.

      5.3 Items to be Delivered at the Closing.

            (a) By Seller. At Closing, Seller shall deliver to Buyer, at Seller's sole cost and expense, each of the following items:

                  (i) A limited warranty deed, duly executed and acknowledged by Seller, and in form for recording, conveying good and marketable fee simple title to the Project to Buyer, subject only to the Permitted Exceptions (the "Deed");

                  (ii) Evidence reasonably satisfactory to the Title Company and Buyer of Seller's authority to consummate this transaction;

                  (iii) Affidavits reasonably required by the Title Company in order to remove all standard exceptions from the Buyer's title insurance commitment, including exceptions for mechanic's liens;

                  (iv) State tax withholding affidavit and a certificate stating that it is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code;

                  (v) The Certificate of Occupancy;

                  (vi) The Certificate of Completion;

                  (vii) The original Lease;

                  (viii) An assignment and assumption of the Lease (the "Assignment of Lease");

                  (ix) The Estoppel Certificate and the SNDA;

                  (x) The Bill of Sale;

                  (xi) The Assignment Agreement; and

                  (xii) A signed closing statement.

            (b) By Buyer. At the Closing, Buyer shall deliver to Seller each of the following items:

                  (i) The Purchase Price in the form of cash or wired funds and a signed closing statement; and

                  (ii) The Assignment of Lease.

      5.4. Taxes, Prorations and Closing Costs. Seller and Buyer shall each pay their respective attorney's fees and shall each pay one-half of any escrow fees (with Seller's share of escrow fees not to exceed $150.00). Buyer shall pay recording fees and the cost of the title insurance commitment, title insurance policy, and Survey. Seller shall pay the cost of (i) releasing all liens, judgments and other encumbrances that are to be released pursuant to the terms hereof, (ii) recording such releases, (iii) preparing the deed and (iv) the deed transfer tax. To the extent not required to be paid by Tenant, real estate taxes for the then current year shall be prorated at the Closing Date effective as of the Closing Date, based on the most recent tax bills. If the final tax rate or assessment for the year of closing for the Project is different than that upon which the proration at closing was made, Seller and Buyer agree to adjust the proration at such time as the actual taxes for the Project are known. Seller shall be solely responsible for any taxes and assessments attributable to the Project for any period prior to the Closing Date. The agreements in this paragraph shall survive the Closing. Seller shall
(a) be entitled to all rents and other income, receipts and revenue with respect to the period up to, but not including, the Closing Date, and (b) remain responsible for all invoices, payables and other obligations with respect to the period up to, but not including, the Closing Date. Buyer shall (y) be entitled to all rents and other income, receipts and revenue with respect to the period beginning on the Closing Date and continuing thereafter and (z) become responsible only for such invoices, payables and other obligations as arise with respect to the period beginning on the Closing Date and continuing thereafter to the extent the same are not paid or payable under the Lease.

      Seller shall pay a brokerage fee of two percent (2.00%) of the Purchase Price, allocated as follows: 1.0% of the Purchase Price to OMNI Group; 1.0% of the Purchase Price to Charles Wayne Properties, which brokerage fee shall be paid at Closing.

                                   ARTICLE VI
                           EMINENT DOMAIN AND CASUALTY

      Seller shall bear all risk of loss, damage or taking of the Project which may occur prior to Closing, as described in this Article. In the event that, prior to the Closing Date, all or any portion of the Project is damaged or destroyed to any extent by fire, earthquake, flood or other cause or casualty or shall have been affected by condemnation or taking by eminent domain, or shall be the subject of any condemnation proceeding of which Seller shall have received actual or constructive notice, or shall be sold by Seller in lieu thereof, Buyer shall have the option, but not the obligation, to accept the Project, or such title thereto as Seller can convey, in such condition as the Project or title may then be, with no reduction in the Purchase Price, but together with the right to receive the proceeds of any insurance or condemnation award or sale in lieu of such condemnation proceeding which shall have been or shall be made in connection with such damage, destruction, condemnation or taking, as the case may be. Such option must be exercised by Buyer by written notice to Seller within a reasonable time but in no event later than ten (10) days following receipt by Buyer of written notice from Seller of such damage, destruction, condemnation or taking, and if such option is not so exercised, this Agreement shall thereafter terminate. In the event of termination of this Agreement pursuant to this Section, the Earnest Money shall be promptly returned to Buyer and both Parties shall be relieved of all obligations hereunder which do not expressly survive termination of this Agreement.

                                   ARTICLE VII
                                     DEFAULT

      7.1 Seller's Default. In the event that Seller shall fail to perform any of Seller's obligations hereunder within the time for or in the manner of performance herein provided following the expiration of any applicable grace or cure period, Buyer shall have the right to elect one (1) of the following: (i) terminate this Agreement in which event the Earnest Money, together with any interest accrued thereon, shall be refunded to Buyer; (ii) waive such default and close

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

under this Agreement; or (iii) seek the specific performance of this Agreement. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity.

      7.2 Buyer's Default. In the event that Buyer shall fail to perform any of Buyer's obligations hereunder following the expiration of any applicable grace or cure period, Seller may terminate this Agreement in which event the Earnest Money, together with all interest accrued thereon, shall be paid to Seller as Seller's sole remedy for Buyer's default.

      7.3 Right to Cure Defaults. Prior to the exercise by Buyer or Seller of their respective rights under this Article, the non-defaulting Party shall provide written notice specifying such default to the other party (the "Defaulting Party") and the Defaulting Party shall have ten (10) days following notice to cure such default.

                                  ARTICLE VIII
                                   THE ESCROW

      8.1 Deposit of the Earnest Money. Escrow Agent shall hold the Earnest Money in a non-interest bearing account in accordance with the terms of this Agreement; provided, however, if Buyer pays all fees incurred in connection with the establishment of an interest bearing account and so directs Escrow Agent in writing, the Earnest Money will be deposited into an interest bearing account. All checks, money orders or drafts deposited with Escrow Agent under this Agreement will be processed for collection in the normal course of business. Escrow Agent may not commingle funds received by it in escrow with funds of others and may, without limitation, deposit such funds in its trust or escrow accounts with any reputable Trust Company, Bank, Savings Bank or Savings Association. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of any such investment vehicle or fund.

      8.2 No Liability for Certain Acts and Omissions. Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) any defects or conditions of title to any property; (b) any defects in the property purchased, obligations or rights of any tenant or other party in possession, the surrender of possession or any misrepresentations made by any other party; (c) any default, error, action or omission of any other party; (d) the expiration of any time limit or other delay, unless such time limit was known to Escrow Agent and such loss is solely caused by failure of Escrow Agent to proceed in its ordinary course of business; (e) lack of authenticity, sufficiency and effectiveness of any documents delivered to it and lack of genuineness of any signature or authority of any person to sign any such document; (f) any loss or impairment of Earnest Money deposited in the course of collection or while on deposit with any Trust Company, Bank, Savings Bank or Savings Association resulting from failure, insolvency or suspension of such institution; (g) Escrow Agent complying with any and all legal process, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed; (h) Escrow Agent asserting or failing to assert any cause of action or defense in any judicial, administrative or other proceeding either in the interest of itself or any other party or parties; or (i) any good faith act or forbearance by Escrow Agent.

      8.3 Authenticity of Instructions. Escrow Agent shall have no obligation to inquire into the authenticity of any written instructions delivered to it as required by this Agreement nor to inquire as to the genuineness of any signature of authority of any person to issue such instructions.

      8.4 Disputes. If written notice of default, non-performance or dispute by or between either Seller or Buyer is given to Escrow Agent, Escrow Agent shall notify in writing all other parties of the receipt of such notice and shall not disburse any Earnest Money until Escrow Agent receives written joint disbursement instructions by both Seller and Buyer or until Escrow Agent receives an order from a court of competent jurisdiction authorizing or requiring Escrow Agent to disburse the Earnest Money. If within (15) days from the date of mailing of such notice by Escrow Agent, a written joint instruction reply executed by both Seller and Buyer has not been received by Escrow Agent or a conflicting instruction reply has been received from any party, Escrow Agent may file an interpleader action to resolve the conflict. Escrow Agent shall be indemnified, saved and held harmless by the other parties for all of its expenses, costs and reasonable attorney fees incurred in connection with an interpleader action and such expenses, costs and fees may be deducted from the Earnest Money held hereunder.

      8.5 Indemnification. If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or gross negligence of Escrow Agent in performing its duties hereunder and which seeks to attach, recover or direct disbursement/release of the subject matter of this Agreement, the expenses, costs and reasonable attorney fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the parties shall indemnify save and hold Escrow Agent harmless from said expenses costs and fees so incurred.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

      9.1 Broker's Commission. Seller and Buyer hereby agree and acknowledge that there are no third party real estate brokers involved in this transaction, except as set forth in the Article V of this Agreement. Except as set forth in
Article V of this Agreement, Seller and Buyer each represent and warrant to the other that there are no claims for broker's commissions or finder's fees in connection with the execution and delivery of this Agreement. Seller and Buyer each agree to indemnify the other against and hold each party harmless from all liabilities arising from a breach of the representation and warranty made by such party herein, including without limitation, attorney's fees and related court costs.

      9.2 Notices. Any notice, approval, waiver, objection or other communication (for convenience, "notice") required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be given and be deemed to have been served and given upon receipt or refusal of delivery (a) when delivered in person to the address set forth hereinafter for the party to whom notice is given; (b) when deposited in the United States mail, postage prepaid, by Certified Mail, Return Receipt Requested, addressed to the party at the address hereinafter specified; or (c) when deposited with a national overnight delivery company such as Federal Express, addressed to the party at the address hereinafter specified. Any party may change its address for notices by notice theretofore given in accordance with this section and shall be deemed effective only when actually received by the other party.

       If to Seller to:             C& F Development Associates, LLC
                                    100 Star Avenue, Suite 112
                                    Parkersburg, WV 26101
                                    Attn: James A. Cochrane

       With a copy, which           Hull, Towill, Norman, Barrett & Salley, P.C.
       shall not constitute         111 Park Avenue, SW
       notice to:                   Aiken, SC 29801
                                    Attn: Rand Hanna

       If to Buyer to:              SERIES C, LLC
                                    2555 E. Camelback Road, Suite 400
                                    Phoenix, AZ 85016
                                    Attn: Legal Department

       With a copy, which           Bennett Wheeler Lytle & Cartwright, PLC
       shall not constitute         3838 N. Central Avenue, Suite 1120
       notice to:                   Phoenix, AZ 85012
                                    Attn: Kevin T. Lytle, Esq.

       If to the Escrow             Fidelity National Title Insurance Company
       Agent to:                    40 N. Central Avenue, Suite 2850
                                    Phoenix, AZ 85004
                                    Attn: Mary Garcia

      9.3 Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire agreement between Seller and Buyer, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Project other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

      9.4 Headings. The headings, captions, numbering system, etc. are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Agreement.

      9.5 Binding Effect; Assignment. All of the provisions of this Agreement are hereby made binding upon the personal representatives, heirs, successors, and assigns of both parties hereto. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns". Notwithstanding the foregoing, this Agreement shall not be assigned by Buyer without the prior written consent of Seller and any such prohibited assignment shall be void; provided, however, that Buyer may assign this Agreement to any "affiliate" of Buyer, which for purposes of this Section shall mean any business entity controlled (greater than 50%) by Buyer or under common control with Buyer. Any assignment by Buyer hereunder will not absolve or release

Buyer from liability under this Agreement. In order for any assignment to be effective, Buyer must provide to Seller a copy of the fully executed assignment by Buyer.

      9.6 Time of Essence. Time is of the essence of this Agreement.

      9.7 Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein.

      9.8 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

      9.9 Applicable Law. Waiver of Jury Trial. This Agreement shall be construed under and in accordance with the laws of the State of West Virginia. Seller and Buyer hereby agree that venue for any action brought under this Agreement shall be in Wood County, West Virginia. Buyer and Seller waive their right to jury trial in all actions against each other.

      9.10 Attorney's Fees. In the event either Buyer or Seller should bring suit against the other in respect to any matters provided for in this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees in connection with such suit upon a final adjudication of such suit.

      9.11 Authority. Each person executing this Agreement, by his execution hereof, represents and warrants that he is fully authorized to do so, and that no further action or consent on the part of the party for whom he is acting is required to the effectiveness and enforceability of this Agreement against such party following such execution.

      9.12 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and/or deliver such other instruments and documents and either Seller or Buyer, or their respective counsel, may reasonab1y require in order to effect the intents and purposes of this Agreement. Further, Seller and Buyer each agree to deliver to the Title Company affidavits and such other assurances as may reasonably be necessary or required to enable the Title Company to issue the policy of title insurance as contemplated in this Agreement.

      9.13 Time Periods. Unless otherwise expressly provided, all periods for delivery or review and the like shall be determined on a "calendar" day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday (state or federal) in Parkersburg, West Virginia, the time therefore shall be extended to the next Business Day. The term "Business Days" as used herein means Mondays through Fridays except holidays.

      9.14 Internal Revenue Code Section 1031 Exchange. Either party may consummate the purchase or sale of the Project as part of a so called like kind exchange (an "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (a) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to a party's obligations under this Agreement; (b) any party desiring an Exchange shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating such Exchange; and (c) the party desiring an Exchange shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had such party not consummated its purchase or sale through an Exchange. Neither party shall by this agreement or acquiescence to an Exchange desired by the other party (i) have its rights under this Agreement affected or diminished in any manner or (ii) be responsible for compliance with or be deemed to have warranted to the other party that such party's Exchange in fact complies with Section 1031 of the Code.

      9.15 Escrow Cancellation Charges. If escrow fails to close because of Seller's default, Seller shall be liable for any reasonable cancellation charges of Escrow Agent. If escrow fails to close because of Buyer's default, Buyer shall be liable for any reasonable cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any reasonable cancellation charges of Escrow Agent. The provisions of this Section 9.15 shall survive cancellation of this Agreement.

      9.16 Releases. Effective the date of closing of this Agreement, except as expressly provided in this Agreement, Seller and anyone claiming through Seller hereby releases Tenant from any and all claims of whatever kind or nature, in law or equity, whether now known or unknown to Seller, whether contingent or matured, that Seller may now have or hereafter acquire against Tenant for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to the Lease arising from events occurring prior to Closing.

      9.17 Incorporation of Exhibits by Reference. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date of their respective signatures below.

SELLER:                                    BUYER:

C & F DEVELOPMENT limited                  SERIES C, LLC, an Arizona limited
ASSOCIATES, LLC, a West Virginia           liability company (Seal)
liability company (Seal)
                                           By: /S/ John M. Pons
                                               ----------------
                                           John M. Pons
By: /S/ Edwin B. Farmer                    Authorized Officer
    ------------------
Edwin Farmer
As its Managing Member

                                           ESCROW AGENT:

                                           FIDELITY NATIONAL TITLE
                                           INSURANCE COMPANY (Seal)

                                           By: /S/ Mary L. Garcia
                                               ----------------------------
                                           Print Name: Mary L. Garcia
                                           As its: V.P. Senior Commercial Escrow

                               FIRST AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

      This First Amendment to Agreement of Purchase and Sale ("Amendment") is entered into effective the 12th day of August, 2005, among C & F DEVELOPMENT ASSOCIATES, LLC, a West Virginia limited liability company ("Buyer"), SERIES C, LLC, an Arizona limited liability company ("Buyer"), and Fidelity National Title Insurance Company ("Escrow Agent").

                                    RECITALS:

      A. Seller, Buyer and Escrow Agent entered into that Agreement of Purchase and Sale ("Purchase Agreement") dated August 2, 2005 related to the purchase and sale of approximately 2.966 acres of land located at the intersection of U.S. Route 14 and Pike Street near I-77, Parkersburg, WV, commonly known as 101 Tara Lane Parkersburg, WV 26101.

      B. Seller, Buyer and Escrow Agent desire to amend the Purchase Agreement, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for $10 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Escrow Agent and Buyer hereby amend the Purchase Agreement as follows:

      1. Closing. The first sentence of Section 5.2 of the Purchase Agreement is amended to read as follows:

      Closing shall occur on or before 5:00 p.m. MST on the fifteenth (15th) day after the expiration of the Due Diligence Period (if such day falls on a Saturday, Sunday, or federal holiday, then Closing shall occur on the next such day that is not a Saturday, Sunday, or federal holiday).

      2. Ratification of Purchase Agreement. Except to the extent expressly modified or amended by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. To the extent of any inconsistency between the Amendment and the Purchase Agreement, the terms and conditions of this Amendment shall control.

      3. Execution by Facsimile and Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

SELLER:                                    BUYER:

C & F DEVELOPMENT                          SERIES C, LLC, an Arizona limited
ASSOCIATES, LLC, a West Virginia           liability company (Seal)
limited liability company (Seal)
                                           By: /S/ John M. Pons
By:  /S/ Edwin B. Farmer                       -------------------
    --------------------                       John M. Pons
Edwin Farmer                                   Authorized Officer
As its Managing Member
                                           ESCROW AGENT:

                                           FIDELITY NATIONAL TITLE
                                           INSURANCE COMPANY (Seal)

                                           By: /S/ Mary L. Garcia
                                               ---------------------------------
                                           Print Name: Mary L. Garcia
                                           As its: V.P. Senior Commercial Escrow

                               SECOND AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

      This Second Amendment to Agreement of Purchase and Sale ("Amendment") is entered into effective the 31st day of August, 2005, among C & F DEVELOPMENT ASSOCIATES, LLC, a West Virginia limited liability company ("Buyer"), SERIES C, LLC, an Arizona limited liability company ("Buyer"), and Fidelity National Title Insurance Company ("Escrow Agent").

                                    RECITALS:

      A. Seller, Buyer and Escrow Agent entered into that Agreement of Purchase and Sale (as amended, the "Purchase Agreement") dated August 2, 2005 related to the purchase and sale of approximately 2.966 acres of land located at the intersection of U.S. Route 14 and Pike Street near I-77, Parkersburg, WV, commonly known as 101 Tara Lane Parkersburg, WV 26101.

      B. Seller, Buyer and Escrow Agent desire to amend the Purchase Agreement, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for $10 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Escrow Agent and Buyer hereby amend the Purchase Agreement as follows:

      1. Due Diligence Period. The definition of "Due Diligence Period" in
Section 1 is amended to read as follows:

      "Due Diligence Period" shall mean the period of time commencing on the date of this Agreement and ending on September 9, 2005.

      2. Ratification of Purchase Agreement. Except to the extent expressly modified or amended by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. To the extent of any inconsistency between the Amendment and the Purchase Agreement, the terms and conditions of this Amendment shall control.

      3. Execution by Facsimile and Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

SELLER:                                    BUYER:

C & F DEVELOPMENT                          SERIES C, LLC, an Arizona limited
ASSOCIATES, LLC, a West Virginia           liability company (Seal)
limited liability company (Seal)
                                           By: /S/ John M. Pons
                                               ------------------
By: /S/ Edwin B. Farmer                    John M. Pons
    -------------------                    Authorized Officer
Edwin Farmer
As its Managing Member

                                           ESCROW AGENT:

                                           FIDELITY NATIONAL TITLE
                                           INSURANCE COMPANY (Seal)

                                           By: /S/ Mary L. Garcia
                                               --------------------------------
                                           Print Name: Mary L. Garcia
                                           As its: V.P. Senior Commercial Escrow
                                                   Officer

                                       2